Exhibit 10.4



                         SECOND LIEN SECURITY AGREEMENT


     SECOND LIEN SECURITY AGREEMENT ("Security Agreement") dated as of April 1, 2005, among KRISPY KREME DOUGHNUT CORPORATION, a corporation duly organized and validly existing under the laws of North Carolina (the "Borrower"), KRISPY KREME DOUGHNUTS, INC., a corporation duly organized and validly existing under the laws of North Carolina (the "Parent Guarantor"), the Subsidiary Guarantors listed on the signature pages hereto (the "Subsidiary Guarantors"; together with the Parent Guarantor, the "Guarantors"; the Guarantors, together with the Borrower, the "Obligors"), and CREDIT SUISSE FIRST BOSTON, as collateral agent for the parties defined as "Administrative Agent" and "Lenders" under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

     The Obligors, such Lenders, the Collateral Agent, and the Administrative Agent are parties to a Second Lien Credit Agreement dated as of April 1, 2005 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by such Lenders to the Borrower.

     To induce such Lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined).

     Accordingly, the parties hereto agree as follows:

     Section 1. Definitions, Etc.

     1.01 Terms Generally. Terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

     1.02 Certain Uniform Commercial Code Terms. As used herein, the terms "Accession", "Account", "Chattel Paper", "Commodity Account", "Commodity Contract", "Deposit Account", "Document", "Electronic Chattel Paper", "Equipment", "Fixture", "General Intangible", "Goods", "Instrument", "Inventory", "Investment Property", "Letter-of-Credit Right", "Proceeds", "Promissory Note" and "Supporting Obligations" have the respective meanings set forth in Article 9 of the NYUCC, and the terms "Certificated Security", "Entitlement Holder", "Financial Asset", "Securities Account", "Security", "Security Entitlement" and "Uncertificated Security" have the respective meanings set forth in Article 8 of the NYUCC.


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     1.03 Additional Definitions. In addition, as used herein:

     "Cash Dominion Notice" has the meaning assigned to such term in Section 5.04(d).

     "Collateral" has the meaning assigned to such term in Section 3.

     "Collateral Account" has the meaning assigned to such term in Section 4.01.

     "Copyright Collateral" means all Copyrights of any Obligor, whether now owned or hereafter acquired by such Obligor, including each Copyright identified in Annex 4.

     "Collateral Trigger Event" shall be deemed to have occurred and be continuing on any date that the aggregate amount of (i) all items of Investment Property of any Obligor with a value of less than $250,000 not held by the Collateral Agent or the First Lien Collateral Agent, as bailee for the Collateral Agent pursuant to the Intercreditor Agreement, plus (ii) all Financial Assets with a value of less than $250,000 not held by the Collateral Agent or the First Lien Collateral Agent, as bailee for the Collateral Agent pursuant to the Intercreditor Agreement, plus (iii) all Electronic Chattel Paper of any Obligor with a principal amount of less than $250,000 not held by the Collateral Agent or the First Lien Collateral Agent, as bailee for the Collateral Agent pursuant to the Intercreditor Agreement, plus (iv) all Letter-of-Credit Rights of any Obligor with a face amount of less than $250,000 not held by the Collateral Agent or the First Lien Collateral Agent, as bailee for the Collateral Agent pursuant to the Intercreditor Agreement, plus (v) all Chattel Paper having a principal amount of less than $250,000 not held by the Collateral Agent or the First Lien Collateral Agent, as bailee for the Collateral Agent pursuant to the Intercreditor Agreement, is equal to or greater than $2,000,000.

     "Copyrights" means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

     "Excluded Account" shall mean (i) any Deposit Account of any Obligor that is used solely to make payroll or employee benefits payments the balance of which does not exceed $4,500,000.00 at any time, (ii) any Deposit Account or Securities Account of any Obligor the balance of which is swept on each Business Day into a Deposit Account that is subject to the First Lien Collateral Agent's or the Collateral Agent's control (as such term is defined in Section 9-104 of the NYUCC), (iii) Deposit Accounts in the name of Montana Mills or any of its subsidiaries with an aggregate balance of no more than $100,000 and (iv) a Deposit Account in which cash posted as margin is deposited to secure obligations of the Parent Guarantor or any of its Included Subsidiaries under Hedging Agreements relating to commodities the aggregate balance of which does not exceed $500,000 at any time.


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     "First Lien Collateral Agent" shall have the meaning set forth in the
Intercreditor Agreement.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction outside the United States of America.

     "Initial Pledged Shares" means the Shares of each Issuer beneficially owned by any Obligor on the date hereof and identified in Annex 3 (Part A).

     "Intellectual Property" means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Obligor in respect of any of the items listed above.

     "Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement dated as of April 1, 2005, among the Borrower, the Guarantors, Wells Fargo Foothill, Inc., as First Lien Collateral Agent, Credit Suisse First Boston, as Second Lien Collateral Agent, First Lien Administrative Agent and Second Lien Administrative Agent and certain other persons party or that may become party thereto from time to time, as amended restated, supplemented or otherwise modified from time to time.

     "Issuers" means, collectively, (a) the respective Persons identified on Annex 3 (Part A) under the caption "Issuer" and (b) any other Person that shall at any time be a direct Subsidiary of any Obligor (other than any such Subsidiary that is also a Subsidiary of a Foreign Subsidiary).

     "Mobile Store" means any Motor Vehicle of any Obligor that is outfitted as a retail store whether or not any sales are conducted therein.

     "Montana Mills" means Montana Mills Bread Co., Inc.


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     "Motor Vehicles" means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.

     "NYUCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Patent Collateral" means all Patents of any Obligor, whether now owned or hereafter acquired by such Obligor, including each Patent identified in Annex 5.

     "Patents" means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

     "Pledged Shares" means, collectively, (i) the Initial Pledged Shares and
(ii) subject to the limitations set forth herein, all other Shares of any Issuer now or hereafter owned by any Obligor, together in each case with (a) all certificates representing the same, (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.

     "Secured Creditors" means, collectively, the Lenders, the Administrative Agent, the Collateral Agent and the Fronting Bank, any other holder from time to time of any of the Secured Obligations and, in each case, their respective successors and assigns.

     "Secured Obligations" means the Second Lien Secured Obligations (as defined in the Credit Agreement).

     "Shared Collateral" has the meaning assigned to such term in the Intercreditor Agreement.

     "Shared Lien Collateral Agent" has the meaning assigned to such term in the Intercreditor Agreement.


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     "Shares" means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person.

     "Short Form Security Agreement" has the meaning assigned to such term in
Section 5.01(d).

     "Trademark Collateral" means all Trademarks of any Obligor, whether now owned or hereafter acquired by such Obligor, including each Trademark identified in Annex 6, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

     "Trademarks" means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

     Section 2. Representations and Warranties. Each Obligor represents and warrants to the Secured Creditors that:

     2.01 Title. The Obligors are the sole beneficial owners of the Collateral and no Liens exist upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the security interest created or provided for herein, which security interest constitutes a valid perfected Lien on the Collateral, and (b) the Liens expressly permitted by
Section 7.02 of the Credit Agreement.

     2.02 Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Obligor as of the date hereof are correctly set forth in Annex 1. Said Annex 1 correctly specifies as of the date hereof (i) the place of business of each Obligor or, if any Obligor has more than one place of business, the location of the chief executive office of such Obligor, (ii) each location where Goods of each Obligor are located (other than Motor Vehicles constituting Equipment and Goods in transit), and (iii) each location where to Obligors' knowledge any financing statement naming each Obligor as debtor is currently on file.

     2.03 Changes in Circumstances. No Obligor has (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC), (ii) except as specified in Annex 1, within the period of five years prior to the date hereof, changed its name, or (iii) except as specified in Annex 2, within the period of five years prior to the date hereof, become a "new debtor" (as defined in Section 9-102(a)(56) of the


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NYUCC) with respect to a currently effective security agreement previously entered into by any other Person.

     2.04 Pledged Shares. The Initial Pledged Shares constitute (a) 100% of the issued and outstanding Shares of each Issuer (other than a Foreign Subsidiary) directly owned by each Obligor on the date hereof (other than any Shares held in a Securities Account referred to in Annex 7), whether or not registered in the name of such Obligor and (b) in the case of each Issuer that is a Foreign Subsidiary, (i) 65% (or such lesser percentage that constitutes all of the voting stock of such Issuer owned by such Obligor) of the issued and outstanding shares of voting stock of such Issuer and (ii) 100% of all other issued and outstanding shares of capital stock of whatever class of such Issuer directly owned by each Obligor on the date hereof, in each case whether or not registered in the name of such Obligor. Annex 3 (Part A) correctly identifies, as at the date hereof, the respective Issuers of the Initial Pledged Shares and (in the case of any corporate Issuer) the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate.

     The Initial Pledged Shares are, and all other Pledged Shares in which each Obligor shall hereafter grant a security interest pursuant to Section 3 will be,
(i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of the respective Issuer thereof, upon the transfer of such Pledged Shares (except for any such restriction contained herein or in the Loan Documents, or under such organizational instruments).

     None of the Initial Pledged Shares constitute Uncertificated Securities. No partnership agreement, limited liability agreement nor any other agreement of any Issuer that is not a corporation provides that any of the Initial Pledged Shares of such Issuer are securities governed by Article 8 of the NYUCC.

     As of the execution date hereof, each Obligor shall have delivered to the Collateral Agent or the First Lien Collateral Agent, as bailee for the Collateral Agent pursuant to the Intercreditor Agreement, all certificates evidencing any of the Initial Pledged Shares, accompanied by undated stock or other powers duly executed in blank.

     2.05 Promissory Notes. Annex 3 (Part B) sets forth a complete and correct list of each Promissory Note (other than any held in a Securities Account referred to in Annex 7) held by each Obligor on the date hereof having an aggregate outstanding principal amount equal to or in excess of $250,000.

     As of the execution date hereof, each Obligor shall have delivered to the Collateral Agent or the First Lien Collateral Agent, as bailee for the Collateral Agent pursuant to the Intercreditor Agreement, all Promissory Notes listed on Annex 3 (Part B); provided that (i)


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the Promissory Notes identified as (x) item 11 on Annex 3 (Part B) shall be delivered to the Collateral Agent or the First Lien Collateral Agent no later than 15 Business Days following the date hereof and (y) items 7, 8, 9, 10 and 15 on Annex 3 (Part B) shall not, solely by reason of this sentence, be required to be delivered to the Collateral Agent or the First Lien Collateral Agent and (ii) the transfer powers duly executed in blank for the Promissory Notes identified as items 13 and 14 on Annex 3 (Part B) shall be delivered to the Collateral Agent or the First Lien Collateral Agent promptly after the date of this Security Agreement.

     2.06 Intellectual Property. Annexes 4, 5 and 6, respectively, set forth a complete and correct list of all copyright registrations, patents, patent applications, trademark registrations and trademark applications owned by each Obligor on the date hereof (or, in the case of any supplement to said Annexes 4, 5 and 6, effecting a pledge thereof, as of the date of such supplement).

     As of the date hereof, except pursuant to licenses and other user agreements entered into by the Obligors in the ordinary course of business that are listed in said Annexes 4, 5 and 6 (including as supplemented by any supplement effecting a pledge thereof), no Obligor has done anything to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in said Annexes 4, 5 and 6 (as so supplemented), and all registrations listed in said Annexes 4, 5 and 6 (as so supplemented) are, except as noted therein, in full force and effect.

     As of the date hereof, to each Obligor's knowledge, (i) except as set forth in said Annexes 4, 5 and 6 (as supplemented by any supplement effecting a pledge thereof), there is no violation by others of any right of such Obligor with respect to any Copyright, Patent or Trademark listed in said Annexes 4, 5 and 6 (as so supplemented), respectively, and (ii) such Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings alleging such infringement have been instituted or are pending against such Obligor and no written claim against such Obligor has been received by such Obligor, alleging any such violation, except as may be set forth in said Annexes 4, 5 and 6 (as so supplemented).

     No Obligor on the date hereof owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

     2.07 Deposit Accounts and Securities Accounts. Annex 7 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of each Obligor on the date hereof.

     2.08 Commercial Tort Claims. Annex 8 sets forth a complete and correct list of all commercial tort claims of each Obligor in existence on the date hereof.

     2.09 Fair Labor Standards Act. Any goods now or hereafter produced by any Obligor or any of their Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.


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     Section 3. Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations owing by such Obligor, each Obligor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Creditors and, with respect to Shared Collateral, to the Shared Lien Collateral Agent for the benefit of the Secured Creditors as hereinafter provided a security interest in all of such Obligor's right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3 being collectively referred to herein as "Collateral"):

          (a) all Accounts:

          (b) all Chattel Paper;

          (c) all Deposit Accounts;

          (d) all Documents;

          (e) all Equipment;

          (f) all Fixtures;

          (g) all General Intangibles;

          (h) all Goods not covered by the other clauses of this Section 3;

          (i) the Pledged Shares;

          (j) all Instruments, including all Promissory Notes;

          (k) all Intellectual Property;

          (l) all Inventory;

          (m) all Investment Property not covered by other clauses of this
     Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

          (n) all Letter-of-Credit Rights;

          (o) all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Annex 8;


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          (p) all other tangible and intangible personal property whatsoever of such Obligor; and

          (q) all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, all Supporting Obligations with respect to any of the Collateral and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor),

IT BEING UNDERSTOOD, HOWEVER, that (A) in the case of any of the foregoing that consists of general or limited partnership interests in a general or limited partnership or any Shares in a Joint Venture, the security interest hereunder shall be deemed to be created only to the maximum extent permitted under the applicable organizational instrument or joint venture agreement pursuant to which such entity is formed or governed, (B) in no event shall the security interest granted under this Section 3 attach to (1) any lease, license, contract, property rights or agreement to which such Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest therein would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction), (2) any Equipment owned by any Obligor on the date hereof or hereafter acquired that is subject to a Lien securing Indebtedness permitted to be incurred pursuant to Section 7.01(f) of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) validly prohibits the creation of any other Lien on such Equipment and (3) any Fixtures located on premises leased by the Obligors to the extent the pledge thereof or grant of a security interest therein (x) is prohibited by the lease governing such premises or (y) would result in the forfeiture of any Obligor's right, title or interest therein under applicable law, (C) the security interest created hereby in Shares constituting voting stock of any Issuer that is a Foreign Subsidiary shall be limited to that portion of such voting stock that does not exceed 65% of the aggregate issued and outstanding voting stock of such Issuer and (D) for the avoidance of doubt, the security interest created hereby is not a conditional or an absolute assignment of any of the Trademark Collateral or any other Collateral.


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     Section 4. Cash Proceeds of Collateral.

     4.01 Collateral Account. The Collateral Agent will cause to be established at a banking institution to be selected by the Collateral Agent a cash collateral account (the "Collateral Account"), that

          (i) to the extent of all Investment Property or Financial Assets (other than cash) credited thereto shall be a Securities Account in respect of which the Collateral Agent shall be the Entitlement Holder, and

          (ii) to the extent of any cash credited thereto shall be a Deposit Account in respect of which the Collateral Agent shall be the depository bank's customer, and into which each Obligor agrees to deposit from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Collateral Agent pursuant to any of the Loan Documents, or pursuant hereto, and into which any Obligor may from time to time deposit any additional amounts that it wishes to provide as additional collateral security hereunder. The Collateral Account, and any money or other property from time to time therein, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.

     4.02 [Intentionally deleted.]

     4.03 Withdrawals. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this Section 4.03. The Collateral Agent shall (except as otherwise provided in the last sentence of this Section 4.03) remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Obligors as the Obligors shall from time to time instruct, provided that at any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Lenders as provided in the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account (regardless of the origin thereof) to the prepayment of the principal of the Loans (and/or to provide cover for LC Exposure) in the manner specified in Section 2.17(b) of the Credit Agreement.

     4.04 [Intentionally deleted.]

     4.05 Investment of Balance in Collateral Account. The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Permitted Investments as the Obligors (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Agent (and credited to the Collateral Account), provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Lenders as provided in the Credit Agreement,


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shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations then due and payable in the manner specified in Section 5.09.

     4.06 Cover for LC Exposure. Amounts deposited into the Collateral Account as cover for LC Exposure under the Credit Agreement as contemplated by Section 2.05(j) thereof shall be held by the Collateral Agent in a separate sub-account (designated "LC Exposure Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the LC Exposure outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

     Section 5. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, each Obligor hereby agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

     5.01 Delivery and Other Perfection. Subject to the limitations specifically set forth below, each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the reasonable judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

          (a) subject to Section 5.01(h) hereto, if any of the Pledged Shares, or any Investment Property or Financial Assets with an individual value equal to or in excess of $250,000, constituting part of the Collateral are received by such Obligor, forthwith (x) deliver to the Collateral Agent the certificates or instruments, if any, representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request, all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Collateral Agent may deem necessary or appropriate in its reasonable judgment to duly record or otherwise perfect the security interest created hereunder in such Collateral;


          (b) promptly from time to time deliver to the Collateral Agent any and all Instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request; provided that (other than in the case of the Promissory Notes delivered to the Collateral Agent or the First Lien Collateral Agent pursuant to Section 2.05 hereto) so long as no Event of Default shall have occurred and be continuing, such Obligor may retain for collection in the ordinary course any Instruments received by such Obligor in the ordinary course of business and the Collateral Agent


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     shall, promptly upon request of such Obligor, make appropriate arrangements for making any Instrument delivered by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Collateral
     Agent, against trust receipt or like document);

          (c) subject to Section 5.01(h) hereto, promptly from time to time enter into such control agreements, each in form and substance reasonably acceptable to the Collateral Agent, as may be required to perfect the security interest created hereby in any and all Deposit Accounts (other than any Excluded Accounts), Investment Property with an individual value equal to or in excess of $250,000, Electronic Chattel Paper having an individual principal amount equal to or in excess of $250,000 and Letter-of-Credit Rights having an individual face amount equal to or in excess of $250,000, and will promptly furnish to the Collateral Agent true copies thereof; provided that with respect to any Letter-of-Credit Right, the Obligors shall be required only to use their commercially reasonable efforts to obtain control of such Letter-of-Credit Rights;

          (d) promptly from time to time upon the request of the Collateral Agent, execute and deliver such short-form security agreements as the Collateral Agent may deem necessary or desirable in its reasonable judgment to protect the interests of the Collateral Agent in respect of that portion of the Collateral consisting of Intellectual Property (each, a "Short Form Security Agreement");

          (e) promptly upon request of the Collateral Agent and if the net book value of Motor Vehicles (other than Mobile Stores) exceeds $1,000,000 in the aggregate, cause the Collateral Agent to be listed as the lienholder on any certificate of title or ownership covering any Motor Vehicle (other than Motor Vehicles constituting Inventory) that is not included in the calculation of the $1,000,000 and within 120 days of such request deliver evidence of the same to the Collateral Agent; provided, however that promptly upon request of the Collateral Agent, each Obligor shall cause the Collateral Agent to be listed as the lienholder on any certificate of title or ownership covering any Mobile Store and within 120 days of such request deliver evidence of the same to the Collateral Agent; provided further that the Collateral Agent hereby notifies the Obligors that they shall list the Collateral Agent as the lienholder on any certificate of title or ownership which covers any Mobile Store owned by any Obligor as of the date hereof and that such Obligor shall deliver evidence of the same to the Collateral Agent within 120 days of the date of this Agreement;

          (f) keep full and accurate books and records relating to the Collateral, and, to the extent required to perfect the Collateral Agent's security interest in the Collateral pursuant to the NYUCC, stamp or otherwise mark such books and records in such manner as the Collateral Agent may require in order to reflect the security interests granted by this Agreement;

          (g) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor's place of business to receive copies of communications and remittances relating to the Collateral, and upon request of the Collateral Agent, forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require; and

          (h) Notwithstanding anything to the contrary in this Agreement, if a Collateral Trigger Event occurs and is continuing, deliver to the Collateral Agent Investment Property, Financial Assets, Electronic Chattel Paper, Letter-of-Credit Rights and/or Chattel Paper (or control thereof as contemplated in this Agreement) in sufficient aggregate value, principal amount or face amount such that a Collateral Trigger Event would no longer be continuing.

     5.02 Other Financing Statements or Control. Except as otherwise permitted under Section 7.02 of the Credit Agreement, no Obligor shall (a) file or knowingly suffer to be on file for a period of more than 30 days from the date that such Obligor obtained knowledge thereof, or authorize or affirmatively permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the First Lien Collateral Agent or the Collateral Agent is not named as the sole Collateral Agent for the benefit of the Secured Creditors, or (b) cause or permit any Person other than the First Lien Collateral Agent or the Collateral Agent to have "control" (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

     5.03 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

     5.04 Special Provisions Relating to Certain Collateral.

          (a) Pledged Shares.

               (i) Except as may be permitted otherwise by the Credit Agreement, each Obligor will cause the Pledged Shares to constitute at all times
          (1) 100% of the total number of Shares of each Issuer other than a Foreign Subsidiary then outstanding owned directly by such Obligor and
          (2) in the case of any Issuer that is a Foreign Subsidiary, 65% (or such lesser percentage that constitutes all of the voting stock of such Issuer owned by such Obligor) of the total number of shares of voting stock of such Issuer and 100% of the total number of shares of all other classes of capital stock of such Issuer then issued and outstanding owned by such Obligor.

               (ii) Subject to the last sentence of this Section 5.04(a)(ii), each Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of this Agreement, the Loan Documents or any other instrument or agreement referred to herein or therein, provided that such Obligor agrees that it will not vote the Pledged Shares in any manner that is inconsistent with the terms of this Agreement or the Credit Agreement; and the Collateral Agent shall execute and deliver to such Obligor or cause to be executed and delivered to such Obligor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Obligor may request for the purpose of enabling such Obligor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(a)(ii). Notwithstanding anything to the contrary herein, the rights of the Obligors under this Section 5.04(a)(ii) shall terminate immediately upon (x) the occurrence and continuation of an Event of Default and
          (y) the delivery of a written notice from the Collateral Agent of its intent to exercise its rights under this Section 5.04(a) (unless the Collateral Agent is prohibited by law to give such notice in which case such written notice shall not be required for termination of the Obligors' rights hereunder).

               (iii) Subject to the last sentence of this Section 5.04(a)(iii), each Obligor shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus. Notwithstanding anything to the contrary herein, the rights of the Obligors under this Section 5.04(a)(iii) shall terminate immediately upon (x) the occurrence and continuation of an Event of Default and (y) the delivery of a written notice from the Collateral Agent of its intent to exercise its rights under this Section 5.04(a) (unless the Collateral Agent is prohibited by law to give such notice in which case such written notice shall not be required for termination of the Obligors' rights hereunder).

               (iv) Upon (x) the occurrence and continuation of an Event of Default and (y) the delivery of a written notice from the Collateral Agent of its intent to exercise its rights under this Section 5.04(a) (unless the Collateral Agent is prohibited by law to give such notice in which case such written notice shall not be required), whether or not the Secured Creditors or any of them exercise any available right to declare any Secured Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Shares shall be paid directly to the Collateral Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, each Obligor agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Collateral Agent shall, upon request of any Obligor (except to the extent theretofore applied to the Secured Obligations), be returned by the Collateral Agent to such Obligor.

               (v) Either: (i) no partnership agreement, limited liability agreement nor any other agreement of any Issuer that is not a corporation shall provide that any of the Pledged Shares of such Issuer are securities governed by Article 8 of the NYUCC or (ii) if any of such Pledged Shares are securities governed by Article 8 of the NYUCC, then such Pledged Shares shall be certificated.

          (b) Intellectual Property.

               (i) For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 5.05 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use or sublicense any of the Intellectual Property now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof, subject to any licenses granted by any Obligor in compliance with the provisions of this Agreement prior to the occurrence of an Event of Default; provided, however that the Collateral Agent agrees that it shall provide prior written notice of its intent to exercise its rights pursuant to this Section 5.04(b) (unless the Collateral Agent is prohibited by law to give such notice in which case such written notice shall not be required for the Collateral Agent to exercise its rights hereunder).

               (ii) Notwithstanding Section 5.04(b)(i) and subject to the provisions of Section 7.03 of the Credit Agreement that limit the rights of any Obligor to dispose of its property, each Obligor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of such Obligor; provided, however, that notwithstanding anything to the contrary herein, the rights of the Obligors under this Section 5.04(b)(ii) shall terminate immediately upon (x) the occurrence and continuation of an Event of Default and (y) the delivery of a written notice from the Collateral Agent of its intent to exercise its rights under this Section 5.04(b) (unless the Collateral Agent is prohibited by law to give such notice in which case such written notice shall not be required for termination of the Obligors' rights hereunder). In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing and the Obligors' rights under this
          Section 5.04(b)(ii) have not been terminated, the Collateral Agent shall from time to time, upon the request of any Obligor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Obligor shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause
          (i) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments and LC Exposure or earlier expiration of this Agreement or release of the Collateral, the

          Collateral Agent shall grant back to the Obligors the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 5.05 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this clause (ii).

          (c) Chattel Paper. Subject to Section 5.01(h), each Obligor will (1) deliver to the Collateral Agent each original of each item of Chattel Paper having an individual principal amount equal to or in excess of $250,000 at any time constituting part of the Collateral, and (2) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Collateral Agent without the consent of the Collateral Agent would violate the rights of the Collateral Agent.

          (d) Deposit Accounts and Securities Accounts. Pursuant to the terms of a control agreement governing any Deposit Account or Securities Account, each Obligor may authorize and direct a depository bank or securities intermediary that is a party to such control agreement to act upon the instructions of its officers, agents or other representatives concerning such Deposit Account or Securities Account or as to any other matters relating to such Deposit Account or Securities Account unless and until such depository bank or securities intermediary receives notice from the Collateral Agent to the contrary; provided, however, that the Collateral Agent shall not deliver any instructions to such depository bank or securities intermediary with respect to such Deposit Account or Securities Account ("Cash Dominion Notice") except upon the occurrence and during the continuation of an Event of Default; provided, further, however that if the Collateral Agent has delivered a Cash Dominion Notice upon the occurrence of an Event of Default and if such Event of Default has been remedied and no other Event of Default has occurred or been continuing for at least 90 consecutive days thereafter, the Collateral Agent shall rescind such Cash Dominion Notice upon the request of the Borrower.

     5.05 Remedies.

          (a) Rights and Remedies Generally upon Default. If an Event of Default shall have occurred and is continuing, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a collateral agent under the NYUCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which the Collateral Agent is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

               (i) the Collateral Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

               (ii) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

               (iii) the Collateral Agent may require each Obligor to notify (and each Obligor hereby authorizes the Collateral Agent, upon prior written notice to such Obligor, provided that if Collateral Agent is prevented from giving such notice by law no such notice shall be necessary, so to notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Collateral Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Collateral Agent or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by any Obligor they shall be held in trust by such Obligor for the Collateral Agent and as promptly as possible remitted or delivered to the Collateral Agent for application as provided herein);

               (iv) the Collateral Agent may require any Obligor to assemble the Collateral at such place or places, reasonably convenient to the Collateral Agent and such Obligor, as the Collateral Agent may direct;

               (v) the Collateral Agent may apply the Collateral Account and any money or other property therein to payment of the Secured Obligations;

               (vi) the Collateral Agent may require any Obligor to cause the Pledged Shares to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any of such Pledged Shares is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to such Obligor copies of any notices and communications received by it with respect to such Pledged Shares); and

               (vii) the Collateral Agent may sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Creditor or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of any Obligor, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of any license granted to the Collateral Agent in Section 5.04(b), shall be applied in accordance with Section 5.09.

     (b) Certain Securities Act Limitations. Each Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Obligor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

     (c) Notice. Each Obligor agrees that to the extent the Collateral Agent is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten Business Days' notice shall be deemed to constitute reasonable prior notice.

     5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors, jointly and severally, shall remain liable for any deficiency.

     5.07 Locations; Names. Without at least 7 days' prior written notice to the Collateral Agent, no Obligor shall (i) change its location (as defined in Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name on Annex 1 or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category

(such as from a General Intangible to Investment Property) if such resulting change would invalidate the Collateral Agent's perfection of its security interest in such item of Collateral.

     5.08 Private Sale. The Secured Creditors shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Secured Creditors arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

     5.09 Application of Proceeds. Subject to the terms of the Intercreditor Agreement, except as otherwise herein expressly provided and except as provided below in this Section 5.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under Section 4 or this Section 5, shall be applied by the Collateral Agent:

          First, to the payment of the costs and expenses of such collection, sale or other realization, including out-of-pocket costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

          Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders or any other holders of the Secured Obligations may otherwise agree; and

          Finally, to the payment to the Obligors, or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "LC Exposure Sub-Account" of the Collateral Account pursuant to Section 4.06 shall be applied first to the LC Exposure outstanding from time to time and second to the other Secured Obligations in the manner provided above in this
Section 5.09.

     5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of the Obligors for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     5.11 Perfection and Recordation. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall:

          (a) file such financing statements and other documents in such offices as the Collateral Agent may request to perfect the security interests granted by Section 3 of this Agreement,

          (b) deliver to the Collateral Agent all certificates evidencing any of the Pledged Shares, accompanied by undated stock or other powers duly executed in blank,

          (c) deliver the originals of any of the promissory notes referred to in Section 3,

          (d) cause each Issuer (other than an Issuer the ownership interests in which are evidenced by certificates) to agree that it will comply with instructions regarding perfection and recordation originated by the Collateral Agent,

          (e) execute, deliver and record such short form security agreements relating to Collateral consisting of the Intellectual Property as the Collateral Agent may reasonably request, and

          (f) enter into such account control agreements (and obtain the written agreement with respect thereto from the applicable financial institution where each Deposit Account, Securities Account or Commodity Account is located) as may be necessary to perfect the security interests granted by
     Section 3 of this Agreement with respect to all Deposit Accounts (other than Excluded Accounts) and Securities Accounts.

Each Obligor authorizes the Collateral Agent to file Uniform Commercial Code financing statements describing the Collateral as "all assets" or "all personal property and fixtures" of such Obligor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

     5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all LC Exposure shall have expired or been terminated or cash collateralized pursuant to a written agreement reasonably acceptable to the Collateral Agent, this Agreement and the Lien and security interest created hereunder shall automatically terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of any Obligor and to be released and canceled all licenses and rights referred to in

Section 5.04(b). The Lien and security interest created hereunder shall automatically terminate and be released with respect to any Collateral or any Obligor that is sold as part of or in connection with any disposition permitted under Section 7.03 of the Credit Agreement. The Collateral Agent shall also, at the expense of the Obligors, execute and deliver to the Obligors upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Obligors to effect the termination and release of the Liens on the Collateral as required by this Section 5.12.

     5.13 Further Assurances. Each Obligor agrees that, from time to time upon the written request of the Collateral Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement. The Collateral Agent shall release any Lien covering any asset that has been disposed of in a transaction not prohibited by the Credit Agreement or that has been disposed of with the consent of the Required Lenders under the Credit Agreement.


     Section 6. Miscellaneous.

     6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 10.01 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 10.01.

     6.02 No Waiver. No failure on the part of any Secured Creditor to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Creditor of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

     6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Obligors and the Collateral Agent (with the consent of the Lenders or Required Lenders as specified in Article X of the Credit Agreement). Any such amendment or waiver shall be binding upon the Secured Creditors and the Obligors.

     6.04 Expenses. The Obligors, jointly and severally, agree to reimburse each of the Secured Creditors for all out-of-pocket costs and expenses incurred by them (including the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of any Obligor in respect of the Collateral that such Obligor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

     6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligors and the Secured Creditors (provided that, except in connection with a transaction permitted by Section 10.04(a) of the Credit Agreement, no Obligor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent).

     6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

     6.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     6.09 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

     6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Creditors in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     6.11 Collateral Agency and Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations (as such term is defined in the Intercreditor Agreement) (i) the requirements of this Agreement to deliver Collateral to the Collateral Agent shall be deemed satisfied by delivery of such Collateral to the First Lien Collateral Agent (as such term is defined in the Intercreditor Agreement), (ii) the requirements of this Agreement to grant control of any Deposit Accounts, Securities Accounts or any Electronic Chattel Paper shall be satisfied by the grant of control of such Deposit Accounts, Securities Accounts or Electronic Chattel Paper to the First Lien Collateral Agent and (iii) the requirements of this Agreement to cause the Collateral Agent to be listed as a lienholder on any certificate of title or ownership covering any Motor Vehicle shall be deemed satisfied by so naming the First Lien Collateral Agent. All references to the First Lien Collateral Agent herein shall also include references to the Shared Lien Collateral Agent to the extent applicable under the Intercreditor Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Lien Security Agreement to be duly executed and delivered as of the day and year first above written.

                                            KRISPY KREME DOUGHNUT CORPORATION


                                            By: /s/ Steven G. Panagos
                                                -------------------------------
                                                  Name: Steven G. Panagos
                                                  Title: President and
                                                         Chief Operating Officer

                                            GUARANTORS:

                                            KRISPY KREME DOUGHNUTS, INC.

                                            KRISPY KREME DISTRIBUTING COMPANY,
                                            INCORPORATED

                                            KRISPY KREME MOBILE STORE COMPANY

                                            KRISPY KREME CANADA, INC.

                                            HD CAPITAL CORPORATION

                                            HDN DEVELOPMENT CORPORATION

                                            KRISPY KREME COFFEE COMPANY, LLC

                                               By:   KRISPY KREME DOUGHNUT
                                                     CORPORATION,
                                                     an authorized Member

                                            GOLDEN GATE DOUGHNUTS, LLC

                                               By:   KRISPY KREME DOUGHNUT
                                                     CORPORATION,
                                                     an authorized Member

                                            PANHANDLE DOUGHNUTS, LLC

                                               By:   KRISPY KREME DOUGHNUT
                                                     CORPORATION,
                                                     an authorized Member

                                            FREEDOM RINGS, LLC

                                               By:   KRISPY KREME DOUGHNUT
                                                     CORPORATION,
                                                     an authorized Member

                                            NORTH TEXAS DOUGHNUTS, L.P.

                                               By:   KRISPY KREME DOUGHNUT
                                                     CORPORATION,
                                                     an authorized Member


                                            By: /s/ Michael C. Phalen
                                                -------------------------------
                                                  Name: Michael C. Phalen
                                                  Title: Authorized Officer

                                            CREDIT SUISSE FIRST BOSTON,
                                            CAYMAN ISLANDS BRANCH,
                                              as Collateral Agent


                                            By: /s/ Paul L.Colon
                                                -------------------------------
                                            Name: Paul L. Colon
                                            Title: Director


                                            By: /s/ David Dodd
                                                -------------------------------
                                            Name: David Dodd
                                            Title: Vice President